______________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15 , 2018

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

24 Quaker Lane Warwick, RI	02886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 753-4260

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet of a Registrant

Commitments and Litigation

In March 2018, Robert Hainey filed a civil case in Kent County Superior Court, Rhode Island against Start Scientific, Inc. claiming breach of contract related to funds invested in Start Scientific in 2017 for which shares had not been issued.  By mutual agreement of the parties, the case was withdrawn, and settlement negotiations were entered into.

In spite of the obligation to issue the shares purchased, management did not previously disclose the shares to be issued or the existence of the pending litigation.  Current management, in discussion with the Company’s auditors will record the total liability and penalties in the financial statements for the year ended December 31, 2018, and disclose the above referenced settlement, and its impact in the reported financial statements which are being completed at this time.

The disclosures and financial statements will include the following information:

In March 2020, the parties reached final agreement regarding the terms and filed an “Agreed Judgment” on March 16, 2020 in the District Court of Oklahoma County, Oklahoma (where the corporate office of Start Scientific was domiciled).  Under the terms of the Agreement:

•Defendant, Start Scientific, Inc., shall pay to Plaintiff (Hainey) $450,000, the amount required to reimburse the initial investment plus liquidated damages;

•Defendant, Start Scientific, Inc., shall pay to Plaintiff (Hainey) $25,000, for Plaintiff’s attorney fees and costs;

•Defendant, Start Scientific, Inc., shall pay to Plaintiff (Hainey) one hundred (100) shares of Series A preferred stock in Start Scientific, Inc.

•Plaintiff has agreed , in consideration of the terms set forth herein, to release the claims against Defendant as asserted in Plaintiff’s Petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: June 25, 2020	By: /s/ Erwin Vahlsing, Jr.________
Erwin Vahlsing, Jr.
Chief Financial Officer